                                                                                                                        EXHIBIT 99.1

[ACXIOM LOGO]

                                                                                                      For more information, contact:
                                                                                                                     Robert S. Bloom
                                                                                                          Financial Relations Leader
                                                                                                                  Acxiom Corporation
                                                                                                                      (501) 342-1321
                                                                                                                               EACXM

                                                Acxiom® Announces First-Quarter Results
                                      Company "on track for successful fiscal year," Morgan says

LITTLE ROCK, Ark - July 20, 2004 - Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the first quarter of fiscal 2005 ended June 30, 2004.  Revenue of $289.0 million, income from operations of $25.4 million, pre-tax earnings of $20.8 million and diluted earnings per share of $.14 represent significant improvements compared to the same quarter a year ago.  Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"Our solid first-quarter performance puts us on track for a successful year and is in line with our Financial Road Map," Company
Leader Charles D. Morgan said. "We are pleased with the progress of our major initiatives - from the results of our European acquisitions to the continued deployment of our Customer Information Infrastructure (CII) and the launch of our Delivery Center
Organization."

Highlights of Acxiom's first-quarter performance include:

o        Revenue of $289.0 million, up 22 percent from $236.7 million in the first quarter a year ago.  The net impact of acquisitions and divestitures contributed 13 percentage points of this 22 percentage-point growth in revenue.
o        Income from operations of $25.4 million, an increase of 126 percent compared to $11.2 million in the first quarter a year ago.
o        Pre-tax earnings of $20.8 million, an increase of 187 percent compared to $7.2 million in the first quarter a year ago.
o        Diluted earnings per share of $.14, up 8 percent from $.13 the year before.  Last year's first-quarter earnings benefited from an income tax adjustment of $6.7 million ($.07 per share).
o        Operating cash flow of $34.7 million and free cash flow of $19.2 million. The free cash flow of $19.2 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
o        New contracts that will deliver $17 million in annual revenue and renewals that total $10 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $58 million in annual revenue.

Morgan noted that Acxiom completed contracts in the quarter with several key clients, including Columbia House, American Business
Financial Services, Alliance Data Systems and Lenox Inc.

Outlook
The Company's expectations are communicated in the Financial Road Map, which includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals. There are no changes to the previously released financial projections in the Financial Road Map, which has been updated for the first quarter's financial results.

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

About Acxiom
Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and
Europe, and in Australia and Japan.

This release (including references to the Financial Road Map) and the scheduled conference call include a discussion of non-GAAP financial measures. Whenever the Company reports non-GAAP financial measures, there is reconciliation to the comparable GAAP measure attached to the press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements include but are not necessarily limited to the following: that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings and dividends referred to in the Financial Road Map will be within the estimated ranges; that the company is on track for a successful year and is currently operating in line with the Financial Road Map; that the business pipeline and our current cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections; that new contracts and contract renewals will generate the indicated amounts of revenue; that we have committed new deals in the pipeline that are expected to deliver the indicated amounts; that we are well positioned for success and improving margins going forward; that future results will be within the indicated ranges; that new products and services will produce the expected results.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility that the recovery from the previous three years' economic slowdown may take longer than expected or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be
changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; the possibility that the integration of our recently acquired businesses may not be as successful as planned; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace, that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; relating to Operating
Margin, that 1) Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue, 2) that the
Customer Information Infrastructure (CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies, 3) that the recent acquisitions of Claritas Europe and Consodata Europe will be successfully integrated and that significant efficiencies will be realized from this integration; relating to Operating Cash Flow and Free Cash Flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases;
relating to Revolving Credit Line Balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to Annual Dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to Diluted Shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the U.S., all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in our periodic reports and registration statements filed with the United
States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                                                  ###

                     ACXIOM CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)
              (Dollars in thousands, except earnings per share)

                                                  For the Three Months Ended
                                                          June 30,
                                                ------------------------------
                                                  2004                2003
                                                ------------------------------

Revenue:
    Services                                      207,847             192,514
    Data                                           81,147              44,168
                                                ----------         -----------
     Total revenue                                288,994             236,682

Operating costs and expenses:
    Cost of revenue
     Services                                     166,907             158,755
     Data                                          49,176              34,637
                                                ----------         -----------
     Total cost of revenue                        216,083             193,392

    Selling, general and administrative            47,814              33,064
    Gains, losses and nonrecurring items, net        (344)             (1,008)
                                                ----------         -----------

        Total operating costs and expenses        263,553             225,448
                                                ----------         -----------

    Income from operations                         25,441              11,234
                                                ----------         -----------

   Other income (expense):
     Interest expense                              (5,070)             (4,765)
     Other, net                                       409                 765
                                                ----------         -----------

   Total other income (expense)                    (4,661)             (4,000)
                                                ----------         -----------

   Earnings before income taxes                    20,780               7,234

   Income taxes                                     7,896              (4,029)
                                                ----------         -----------

   Net earnings                                    12,884              11,263
                                                ==========         ===========

Earnings per share:

    Basic                                            0.15                0.13
                                                ==========         ===========

    Diluted                                          0.14                0.13
                                                ==========         ===========

                        ACXIOM CORPORATION AND SUBSIDIARIES
                         CALCULATION OF EARNINGS PER SHARE
                                    (Unaudited)
                     (In thousands, except earnings per share)

                                                      For the Three Months Ended
                                                             June 30,
                                                      --------------------------
                                                        2004            2003
                                                      --------------------------

Basic earnings per share:

    Numerator - net earnings                            12,884           11,263

    Denominator - weighted-average shares outstanding   86,084           86,442

        Basic earnings per share                          0.15             0.13
                                                      ===========     ==========

Diluted earnings per share:

    Numerator:

        Net earnings                                    12,884           11,263

        Interest expense on convertible bonds
        (net of tax benefit)                             1,017            1,026
                                                      -----------     ---------

                                                        13,901           12,289
                                                      -----------     ---------

    Denominator:

        Weighted-average shares outstanding             86,084           86,442

        Dilutive effect of common stock options
        and warrants                                     3,954            1,603

        Dilutive effect of convertible debt              9,589            9,589
                                                      -----------     ---------

                                                        99,627           97,634
                                                      -----------     ---------

            Diluted earnings per share                    0.14             0.13
                                                      ===========     ==========

                   ACXIOM CORPORATION AND SUBSIDIARIES
                           REVENUES BY SEGMENT
                               (Unaudited)
                         (Dollars in thousands)

                                                    For the Three Months Ended
                                                             June 30,
                                                    ---------------------------
                                                        2004            2003
                                                    ---------------------------
US Services & Data                                174,964          163,009
International Services & Data                      53,442           13,583
IT Management                                          63,269           61,045
Intercompany eliminations                              (2,681)            (955)

Total Revenue                                         288,994          236,682
                                                    ===========      ==========

                  ACXIOM CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                        (Dollars in thousands)
                                                      June 30,     March 31,
                                                        2004         2004
                                                     ----------   ----------
                   Assets
Current assets:
  Cash and cash equivalents                           $ 11,214     $ 14,355
  Trade accounts receivable, net                       231,488      212,387
  Deferred income taxes                                 15,670       14,032
  Refundable income taxes                                1,162        2,280
  Other current assets                                  44,384       43,272
                                                     ----------   ----------
     Total current assets                              303,918      286,326
                                                     ----------   ----------
Property and equipment                                 511,710      521,064
  Less - accumulated depreciation and amortization     231,883      253,976
                                                     ----------   ----------
Property and equipment, net                            279,827      267,088
                                                     ----------   ----------
Software, net of accumulated amortization               62,450       64,553
Goodwill                                               299,319      282,971
Purchased software licenses, net of accumulated
  amortization                                         153,818      157,217
Unbilled and notes receivable, excluding current
  portions                                              14,858       13,030
Deferred costs, net                                     85,619       88,096
Data acquisition costs                                  34,527       36,557
Other assets, net                                       19,728       19,946
                                                     ----------   ----------
                                                   $ 1,254,064  $ 1,215,784
                                                     ==========   ==========

    Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations         71,072       73,245
  Trade accounts payable                                50,286       41,527
  Accrued merger, integration and impairment costs         371        2,881
  Accrued payroll and related expenses                  26,336       23,979
  Other accrued expenses                                67,735       63,411
  Deferred revenue                                      80,550       91,060
                                                     ----------   ----------
    Total current liabilities                          296,350      296,103
                                                     ----------   ----------
Long-term obligations:
  Long-term debt and capital leases, net of
    current installment                                258,138      239,327
  Software and data licenses, net of current
    installments                                        45,829       54,130
                                                     ----------   ----------
    Total long-term obligations                        303,967      293,457
                                                     ----------   ----------

Deferred income taxes                                   49,568       39,008

Commitments and contingencies

Stockholders' equity:
  Common stock                                           9,324        9,226
  Additional paid-in capital                           380,499      361,256
  Retained earnings                                    317,922      308,487
  Accumulated other comprehensive loss                   2,108        2,940
  Treasury stock, at cost                             (105,674)     (94,693)
                                                     ----------   ----------
  Total stockholders' equity                           604,179      587,216
                                                     ----------   ----------
                                                   $ 1,254,064  $ 1,215,784
                                                     ==========   ==========

                                   ACXIOM CORPORATION AND SUBSIDIARIES
                         RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                              (Unaudited)
                                        (Dollars in thousands)

                                                        Qtr ended     Qtr ended     Qtr ended    Qtr ended     Yr ended
                                                        6/30/2001     9/30/2001    12/31/2001    3/31/2002     3/31/2002

Net cash provided by operating activities                (39,280)       69,300        60,493       60,092       150,605

Proceeds received from disposition of assets                 127             -             -           46           173
Capitalized software                                      (5,935)       (5,464)       (5,832)      (6,890)      (24,121)
Capital expenditures                                      (8,789)            -        (2,612)      (3,474)      (14,875)
Deferral of costs                                         (8,690)      (18,012)      (14,077)      (7,352)      (48,131)
Proceeds from sale and leaseback transaction                   -         1,964         4,035            -         5,999
                                                       -----------------------------------------------------------------

Free cash flow                                           (62,567)       47,788        42,007       42,422        69,650
                                                       =================================================================

                                                       Qtr ended     Qtr ended     Qtr ended    Qtr ended     Yr ended
                                                       6/30/2002     9/30/2002    12/31/2002    3/31/2003     3/31/2003

Net cash provided by operating activities                 60,243        53,446        76,992       63,112       253,793

Proceeds received from disposition of assets                  45           155             -           93           293
Capitalized software                                      (8,652)       (8,958)       (8,726)      (8,237)      (34,573)
Capital expenditures                                      (1,916)       (3,000)       (5,893)      (2,403)      (13,212)
Deferral of costs                                         (3,240)       (4,108)       (3,796)      (3,883)      (15,027)
Proceeds from sale and leaseback transaction                   -         7,729             -            -         7,729
                                                       -----------------------------------------------------------------

Free cash flow                                            46,480        45,264        58,577       48,682       199,003
                                                       =================================================================

                                                       Qtr ended     Qtr ended     Qtr ended    Qtr ended     Yr ended
                                                       6/30/2003     9/30/2003    12/31/2003    3/31/2004     3/31/2004

Net cash provided by operating activities                 48,125        49,909        79,282       82,567       259,883

Proceeds received from disposition of assets                 506           192            39        2,046         2,783
Capitalized software                                      (6,335)       (7,296)       (6,510)      (7,703)      (27,844)
Capital expenditures                                      (1,588)       (3,036)       (7,637)      (9,917)      (22,178)
Deferral of costs                                         (6,026)       (4,006)       (5,312)      (9,537)      (24,881)
                                                       -----------------------------------------------------------------

Free cash flow                                            34,682        35,763        59,862       57,456       187,763
                                                       =================================================================

                                                       Qtr ended
                                                       6/30/2004

Net cash provided by operating activities                 34,714

Proceeds received from disposition of assets                   -
Capitalized software                                      (4,107)
Capital expenditures                                      (1,823)
Deferral of costs                                         (9,610)
                                                       ----------
Free cash flow                                            19,174
                                                       ==========

                         ACXIOM CORPORATION AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (Unaudited)
                               (Dollars in thousands)

                                                                For the Three Months Ended

                                                                         June 30,
                                                                --------------------------
                                                                   2004            2003
                                                                --------------------------

Cash flows from operating activities:
  Net earnings (loss)                                            12,884          11,263
  Non-cash operating activities:
    Depreciation and amortization                                43,997          33,896
    Loss on disposal or impairment of assets, net                     -          (1,008)
    Deferred income taxes                                         8,849          (6,742)
    Changes in operating assets and liabilities:
      Accounts receivable                                       (18,661)          6,009
      Other assets                                               (1,012)          2,061
      Accounts payable and other liabilities                     (8,833)          2,785
      Merger, integration and impairment costs                   (2,510)           (139)
                                                                --------        --------
      Net cash provided by operating activities                  34,714          48,125
                                                                --------        --------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations             -           7,684
    Proceeds received  from the disposition of assets                 -             506
    Capitalized software                                         (4,107)         (6,335)
    Capital expenditures                                         (1,823)         (1,588)
    Investments in joint ventures and other companies                 -          (5,000)
    Deferral of costs                                            (9,610)         (6,026)
    Payments received from investments                              284           1,201
    Net cash paid in acquisitions                                (5,560)              -
                                                                --------        --------
      Net cash used by investing activities                     (20,816)         (9,558)
                                                                --------        --------
Cash flows from financing activities:
    Proceeds from debt                                           38,926          53,187
    Payments of debt                                            (60,560)        (60,655)
    Dividends paid                                               (3,449)              -
    Sale of common stock                                         19,317           2,850
    Acquisition of treasury stock                               (10,971)        (34,665)
                                                                --------        --------
      Net cash used by financing activities                     (16,737)        (39,283)
                                                                --------        --------
      Effect of exchange rate changes on cash                      (302)             87
                                                                --------        --------

      Net increase (decrease) in cash and cash equivalents       (3,141)           (629)
  Cash and cash equivalents at beginning of period               14,355           5,491
                                                                --------        --------
  Cash and cash equivalents at end of period                     11,214           4,862
                                                                ========        ========
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                    3,334           3,508
      Income taxes                                                  100             977

    Noncash investing and financing activities:
      Acquisition of land in exchange for debt                        -           2,698
      Acquisition of data under long-term obligation                  -          18,340
      Enterprise software licenses acquired under long-term
        obligation                                                2,685           8,221
      Acquisition of property and equipment under capital lease  20,498          16,803
      Construction of assets under construction loan              6,788               -
                                                                ========        ========

                                                         ACXIOM CORPORATION

                                                         Financial Road Map 1
                                                        (as of July 20, 2004)

The Financial Road Map has been updated to show actual results for Q1 of fiscal 2005.  The target for Fiscal 2005 and the long-term goals for fiscal 2008 have not changed.

                                    Actual 2              Actual 3                 Target                     Long-Term Goals
Years Ending March 31,             Fiscal 2004         Q1 Fiscal 2005           Fiscal 2005                     Fiscal 2008

U.S. Revenue Growth                    2.7%                 5.6%               7.0% to 11.0%                7.0% to 10.0% (CAGR)
U.S. Revenue                      $926 million         $236 million        $991 to $1,028 million                     -

International Revenue Growth          51.3%               293.4%                     -                     14.0% to 18.0% (CAGR)
International Revenue              $85 million          $53 million        $220 to $261 million                       -

U.S. Operating Margin                  9.8%                 9.6%              11.5% to 12.0%                   15.0% to 16.0%

International Operating Margin         3.1%                 5.3%               8.0% to 11.0%                   18.0% to 20.0%

Return on Assets                       8.2%                 9.1% 4            10.0% to 12.0%                   14.0% to 16.0%

Return on Invested Capital             9.4%                10.5% 4            12.0% to 14.0%                   16.0% to 19.0%

Operating Cash Flow               $260 million          $35 million        $220 to $260 million             $220 to $260 million

Free Cash Flow                    $188 million          $19 million        $160 to $180 million             $160 to $180 million

Revolving Credit Line Balance      $16 million          $20 million       Less than $150 million           Less than $200 million

Dividends Per Share                   $0.04 5             $0.04                   $0.16                       $0.20 to $0.24

------------------------
1 Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2 The Fiscal 2004 results include $0.9 million expense recorded in gains, losses and nonrecurring items, net and $2.8 million related to a write-down of a third-party software package.
3 Results for the trailing 4 quarters ending Q1 of Fiscal 2005 include $0.9 million expense recorded in gains, losses and nonrecurring items, net a $2.8 million write-down of a third-party software package, a $0.9 million recovery of a previous charge relating to Wards and $0.5 million in additional restructuring expenses.
4 ROA and ROIC for Q1 of Fiscal 2005 are calculated on a trailing 4 quarters basis.
5 Acxiom declared its first quarterly dividend in the fourth quarter of Fiscal 2004.

                                                         ACXIOM CORPORATION

                                            Financial Road Map Assumptions and Definitions

Assumptions

 1.   The effective tax rate is projected to be approximately 38% for future years.
 2.   Investing activities (including capital expenditures, deferred costs and capitalized software) will be $60 million to $80 million for each of the years presented.
 3.   Interest rates will remain at approximately the current levels.
 4.   The Company will utilize all of its tax loss carry forwards and begin to pay U.S. federal and state income taxes during FY06.
 5.   The Company will pay incentives under its bonus plan of approximately $15 million to $25 million for each of the years beginning in fiscal 2005.
 6.   The Company will maintain a relatively constant mix of business for each of our three business segments.
 7.   Foreign exchange rates will remain at approximately the current levels.
 8.   Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
 9.   Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
 10.  Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions

 1.   Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or quarter.
 2.   Operating Margin is defined as the income from operations as a percentage of revenue.
 3.   Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
 4.   Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases
      [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.  Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
 5.   Operating Cash Flow is as shown on the Company's cash flow statement.
 6.   Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
 7.   Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
 8.   Annual Dividends Per Share is defined as the sum of the four quarterly dividends for that fiscal year.

                                                          ACXIOM CORPORATION

                                                 Reconciliation of Non-GAAP Measurements
                                                        (Dollars in thousands)

                                                   Actual            Actual               Target                Long-Term Goals
Years Ending March 31,                          Fiscal 2004      Q1 Fiscal 2005         Fiscal 2005               Fiscal 2008

Free Cash Flow

Net cash provided by operating activities          259,883           34,714          220,000    260,000        220,000    260,000

Proceeds received from disposition of assets         2,783                0                0          0              0          0
Capitalized software                               (27,844)          (4,107)         (26,000)   (28,000)       (26,000)   (28,000)
Capital expenditures                               (22,178)          (1,823)         (16,000)   (25,000)       (16,000)   (25,000)
Deferral of costs                                  (24,881)          (9,610)         (18,000)   (27,000)       (18,000)   (27,000)
Proceeds from sale and leaseback transaction             0                0                0          0              0          0

Free cash flow                                     187,763           19,174          160,000 to 180,000        160,000 to 180,000
                                                  =========        =========        =========  =========      =========  =========

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

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Return on Assets (ROA) and
Return on Invested Capital (ROIC)

                ROA     ROIC       ROA       ROIC            ROA                ROIC                ROA                ROIC
                                   (5)       (5)
            --------- --------- --------- --------- ------------------- ------------------- ------------------- -------------------
Numerator:
 Income
  from
  operations   93,284    93,284   107,491   107,491   131,000   155,000   131,000   155,000   221,000   272,000   221,000   272,000
 Add implied
  interest
  on
  operating
  leases (1)             13,557              13,240                        16,000    16,000                        21,000    21,000
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
               93,284   106,841   107,491   120,731   131,000   155,000   147,000   171,000   221,000   272,000   242,000   293,000
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Denominator:
 Average
  total
  assets
  (2)       1,143,120 1,143,120 1,178,597 1,178,597 1,250,000 1,300,000 1,250,000 1,300,000 1,600,000 1,700,000 1,600,000 1,700,000
 Less
  average
  cash (3)              (10,129)            (11,717)                       (5,000)   (5,000)                     (100,000) (200,000)
 Less
  average
  non-interest
  bearing
  current
  liabilities
  (4)                  (166,175)           (185,631)                     (220,000) (230,000)                     (240,000) (240,000)
 Plus average
  present
  value of
  operating
  leases                171,422             165,502                       201,000   201,000                       258,000   258,000
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

            1,143,120 1,138,238 1,178,597 1,146,750 1,250,000 1,300,000 1,226,000 1,266,000 1,600,000 1,700,000 1,518,000 1,518,000
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Return on
 invested
 capital         8.2%      9.4%      9.1%     10.5%     10.5% to  11.9%     12.0% to  13.5%     13.8% to  16.0%     15.9% to  19.3%
            ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========

            Notes
          1 Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning +
            Ending) / 2] of the present value of the leases.
          2 Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
          3 Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
          4 Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
          5 ROA and ROIC for Q1 of Fiscal 2005 are calculated on a trailing 4 quarters basis.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.  The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.